Exhibit 99

NEWS RELEASE

CONTACT:
Alysha Tawney
Manager, Strategy and Investor Relations
713-331-4902
(IR@stage.com)

Stage Stores Announces Third Quarter Earnings Release Date and Conference Call Information

HOUSTON, TX, November 2, 2017 - Stage Stores, Inc. (NYSE: SSI) today announced that it will release its fiscal 2017 third quarter financial results on Thursday, November 16, 2017. The release of the Company’s results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties may participate in the Company’s conference call by dialing 844-415-6993. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of Company's website (corporate.stage.com). A replay of the conference call will be available online until midnight on Friday, December 1, 2017.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods. As of November 2, 2017, the Company operates in 42 states through 789 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 58 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.   For more information about Stage Stores, visit the Company’s website at corporate.stage.com.